Exhibit 99.1

Certification of Chief Executive Officer Pursuant to
Section 1350 of Chapter 63 of Title 18 of the United States Code

I, Douglas A. Pertz, the Chief Executive Officer of IMC Global Inc., certify that (i) the Quarterly Report on Form 10-Q for the Quarterly Period ended June 30, 2002 of IMC Global Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of IMC Global Inc.

              Douglas A. Pertz
Douglas A. Pertz

August ____, 2002

Return to IMC Global Inc. Form 10-Q